EXHIBIT 10.11

PREGIS HOLDING I CORPORATION

2005 STOCK OPTION PLAN

ARTICLE 1

GENERAL

1.1 Purpose. The purpose of this Pregis Holding I Corporation 2005 Stock Option Plan (the “Plan”) is to provide for certain key employees, directors and consultants of Pregis Holding I Corporation, a Delaware corporation (the “Company”), and its subsidiaries and affiliates, an incentive (i) to join and/or remain in the service of the Company and/or its subsidiaries and affiliates, (ii) to maintain and enhance the long-term performance and profitability of the Company and its subsidiaries and affiliates and (iii) to acquire a proprietary interest in the success of the Company and its subsidiaries; provided that with respect to employees employed by any of the Company’s German subsidiaries or affiliates, Options may be granted only to Key Employees.

1.2 Definition of Certain Terms.

(a) “Agreement” means an agreement issued pursuant to Section 2.1.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means, except as otherwise provided in an Agreement:

(i) in the case of an Optionee whose employment with the Company or any of its subsidiaries and affiliates is subject to the terms of an employment agreement between such Optionee and the Company or such subsidiary or affiliate, which employment agreement includes a definition of “Cause,” during the period that such employment agreement remains in effect, the definition of such term set forth in such employment agreement; or

(ii) in the case of an Optionee who is employed by any of the Company’s Italian subsidiaries or affiliates, “Cause” means “giusta causa” or “giustificato motivo soggettivo” as defined by Italian law or, in case the Optionee is a Dirigente (executive),

“Cause” means “giusta causa” or any other subjective reason justifying a termination of the Dirigente employment under Italian employment law. It is understood that in the case of an Italian Optionee (1) intentional failure to perform reasonably assigned duties, (2) gross negligence, dishonesty or willful misconduct in the performance of duties, (3) involvement in a transaction in connection with the performance of duties to the Company or any of its subsidiaries and affiliates which transaction is adverse to the interests of the Company or any of its subsidiaries and affiliates and which is engaged in for personal profit, (4) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses) or (5) material breach of any non-competition, non-solicitation, confidentiality or other similar agreement between the Optionee and the Company or any of its subsidiaries or affiliates shall fall in any case under the definition of “Cause”; or

(iii) in all other cases, (1) intentional failure to perform reasonably assigned duties, (2) gross negligence, dishonesty or willful misconduct in the performance of duties, (3) involvement in a transaction in connection with the performance of duties to the Company or any of its subsidiaries and affiliates which transaction is adverse to the interests of the Company or any of its subsidiaries and affiliates and which is engaged in for personal profit, (4) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses) or (5) material breach of any non-competition, non-solicitation, confidentiality or other similar agreement between the Optionee and the Company or any of its subsidiaries or affiliates.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the committee appointed to administer the Plan in accordance with Section 1.3.

(f) “Company” means Pregis Holding I Corporation, a Delaware corporation.

(g) “Common Stock” means the shares of common stock, $0.01 par value, of the Company and any other shares into which such common stock shall thereafter be exchanged by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

(h) “Disability” means, except as otherwise provided in an Agreement:

(i) in the case of an Optionee whose employment with the Company or any of its subsidiaries and affiliates is subject to the terms of an employment agreement between such Optionee and the Company or such subsidiary or affiliate, which employment agreement includes a definition of “Disability,” during the period that such employment agreement remains in effect, the definition of such term set forth in such employment agreement; or

(ii) in the case of an Optionee who is employed by any of the Company’s Italian subsidiaries or affiliates, “Disability” means a physical or mental infirmity which impairs the Optionee’s ability to perform his or her duties for the entire period established by the applicable collective agreement as “periodo di comporto,” i.e. the sick-leave period during which no termination of the employment relationship can be carried out; or

(iii) in all other cases, a physical or mental infirmity which impairs the Optionee’s ability to perform substantially his or her duties for a period of 180 days during any 360 day period.

(i) “Effective Date” means the date this Plan is adopted by the Board.

(j) “Incentive Stock Option” means an option to purchase Common Stock of the Company satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

(k) “Key Employees” means, in case the Optionee is employed by any of the Company’s German subsidiaries or affiliates, directors or executive officers within the meaning of the German Shop Constitution Act 1972.

(l) “Nonqualified Stock Option” means an option to purchase Common Stock of the Company which is not an Incentive Stock Option.

(m) “Optionee” means an employee, director or consultant of the Company or any of its subsidiaries and affiliates who has been awarded any Option under this Plan.

(n) “Option” means a Nonqualified Stock Option or an Incentive Stock Option granted under the Plan.

(o) “Plan” means this Pregis Holding I Corporation 2005 Stock Option Plan.

1.3 Administration.

(a) Subject to Section 1.3(e), the Plan shall be administered by a committee of the Board which shall consist of at least two directors and shall have the power of the Board to authorize awards under the Plan. The members of the Committee shall be appointed by, and may be changed from time to time in the discretion of, the Board.

(b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Agreement executed pursuant to Section 2.1 in accordance with the terms thereof, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) to grant Options on such terms, not inconsistent with the Plan, as it shall determine.

(c) The determination of the Committee on all matters relating to the Plan or any Agreement shall be conclusive.

(d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

(e) Notwithstanding anything to the contrary contained herein: (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (ii) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term “Committee” as used herein shall be deemed to mean the Board.

(f) Notwithstanding anything in the Plan to the contrary, with respect to any Optionee or eligible person who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

1.4 Persons Eligible for Awards. Awards of Options under the Plan may be made from time to time to such key employees, directors or consultants of the Company and its subsidiaries and affiliates as the Committee shall in its sole discretion select.

1.5 Shares Available for Awards.

(a) Subject to Section 3.4 (relating to adjustments upon changes in capitalization), the maximum number of shares of Common Stock with respect to which Options may be awarded under the Plan shall be equal to 1,655.45 shares. Shares of Common Stock covered by Options granted under the Plan which expire or terminate for any reason shall again become available for award under the Plan.

(b) Shares that are issued upon the exercise of Options awarded under the Plan shall be authorized and unissued or treasury shares of Common Stock.

(c) Without limiting the generality of the preceding provisions of this Section 1.5, the Committee may, but solely with the Optionee’s consent, agree to cancel any award of Options under the Plan and issue new Options in substitution therefor, provided that the Options as so substituted shall satisfy all of the requirements of the Plan as of the date such new Options are awarded.

ARTICLE 2

STOCK OPTIONS

2.1 Agreements Evidencing Stock Options.

(a) Options awarded under the Plan shall be evidenced by Agreements which shall not be inconsistent with the terms and provisions of the Plan, and which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. Without limiting the generality of the foregoing, the Committee may in any Agreement impose such restrictions or conditions upon the receipt or exercise of an Option or upon the sale or other disposition of the shares of Common Stock issuable upon exercise of an Option as the Committee may in its sole discretion determine. By accepting an award pursuant to the Plan each Optionee shall thereby agree that each such award and all shares of Common Stock acquired upon exercise of an Option shall be subject to all of the terms and provisions of the Plan, including, but not limited to, the provisions of Section 1.3(d) and Article 2.

(b) Each Agreement shall set forth the number of shares of Common Stock subject to the Option granted thereby.

(c) Each Agreement relating to Options shall set forth the amount payable by the Optionee to the Company upon exercise of the Option evidenced thereby. Unless otherwise determined by the Committee, the Option exercise price per share of Common Stock shall be not less than the fair market value of a share of Common Stock on the date the Option is granted, adjusted as determined by the Committee to reflect changes in capitalization as contemplated by Section 3.4.

2.2 Term of Options. Each Agreement shall set forth the period during which the Option evidenced thereby shall be exercisable, whether in whole or in part, as determined by the Committee in its discretion; provided, however, that in no event shall an Option be exercisable following the tenth anniversary of the date such Option is granted.

2.3 Exercise of Options.

(a) Unless the Committee may otherwise provide or as otherwise expressly set forth in the applicable Agreement, Options awarded to Optionees under the terms of the Plan will be exercisable only in accordance with the following vesting schedule:

Applicable Date	Cumulative Percentage of Total Shares
On the first anniversary of the date of the Agreement	20%
On the second anniversary of the date of the Agreement	40%
On the third anniversary of the date of the Agreement	60%
On the fourth anniversary of the date of the Agreement	80%
On the fifth anniversary of the date of the Agreement	100%

The Committee may modify this vesting schedule in any manner that it deems appropriate in any Agreement or otherwise, and may provide different vesting schedules in different Agreements in its sole discretion. The Committee may accelerate the vesting of any Options at any time.

(b) Unless the applicable Agreement otherwise provides, an Option granted under the Plan may be exercised from time to time as to all or part of the shares as to which such Option shall then be exercisable.

(c) An Option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe.

(d) Any written notice of exercise of an Option shall be accompanied by payment of the exercise price for the shares being purchased. Such payment shall be made by (i) delivery to the Company of a certified or official bank check payable to the Company (or the equivalent thereof as may be set forth in an Agreement or as may be acceptable to the Committee) or (ii) if agreed to by the Committee in writing, the transfer, either actually or by attestation, to the Company of shares of Common Stock that have been held by the Optionee for at least six (6) months (or such other period required by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (iii) a combination of the methods provided for in (i) or (ii)). As soon as practicable after receipt of such payment, the Company shall deliver to the Optionee a certificate or certificates for the shares of Common Stock so purchased. Fractional shares of Common Stock shall be issued upon exercise of an Option. The number of shares subject to an Option shall be rounded to the second decimal place as set forth in an Option Agreement.

2.4 Termination of Options.

(a) Notwithstanding anything to the contrary in this Plan, except as the Agreement or the Committee may otherwise provide or as set forth in Section 2.4(b), 2.4(c) or 2.5, Options granted to an Optionee which are vested shall terminate on the earlier of (i) the date which is 45 days after termination of the Optionee’s employment, directorship or consultancy with the Company and its subsidiaries and affiliates for any reason (other than by reason of death or Disability, in which case the Options shall terminate on the date which is 180 days after the date of such termination) and (ii) the expiration date set forth in an Agreement. Except as the Committee may otherwise provide or as otherwise set forth in an Agreement, in the event that Optionee’s employment, directorship or consultancy with the Company and its subsidiaries and affiliates is terminated for any reason prior to the date on which the Optionee’s right to exercise the Options has fully vested, the Options will immediately expire with respect to any and all shares for which the Option has not become vested as of the date of such termination.

(b) Notwithstanding anything to the contrary in this Plan, unless otherwise determined by the Committee or as set forth in an Agreement, all Options granted to an Optionee shall immediately expire and cease to be exercisable and all rights granted to an Optionee under this Plan and such Optionee’s Agreement shall immediately expire in the event of a termination with Cause of the Optionee by the Company or any of its subsidiaries and affiliates at any time.

(c) Unless otherwise set forth in an Agreement or as determined by the Committee, if at the time in question the Common Stock is not publicly traded on a national securities exchange or over-the-counter market, in the event that an Optionee’s employment, directorship or consultancy with the Company is terminated for any reason (including, but not limited to, death or Disability), the Company at its election, on giving ten days written notice to such Optionee, may repurchase any and all shares of Common Stock owned at the time of such repurchase by such Optionee which were previously acquired by such Optionee through exercise of Options granted under this Plan, provided that such shares have been held by the Optionee for more than six months at the time of such repurchase. The purchase price payable by the Company to the Optionee on exercise of its right to repurchase above will be: (A) in the event such termination is a termination with Cause, the lesser of the fair market value of the Common Stock which is being repurchased, determined as of the date of the repurchase, or the price paid by the Optionee; or (B) in the event such termination is by such Optionee or by the Company without Cause or by reason of death or Disability, the fair market value of the Common Stock held by the Optionee which is being repurchased, determined as of the date of the repurchase. In either of the above cases, the fair market value will be determined by the Board in its absolute discretion, unless otherwise expressly set forth in the applicable Agreement.

2.5 Effect of Certain Transactions.

(a) Unless otherwise set forth in an Agreement or as determined by the Committee, in the event of a Non-Control Transaction (as hereinafter defined), (A) all outstanding Options shall remain outstanding and subject to the terms and conditions of the Plan, including the vesting schedule contained in Section 2.3(a), and (B) each Optionee shall be entitled to receive in respect of each share of Common Stock subject to the Option, upon exercise of such Option after the vesting thereof, the same amount and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Non-Control Transaction in respect of a share. Unless otherwise set forth in an Agreement or as determined by the Committee, in the event of a Transaction (as hereinafter defined), each outstanding Option shall vest immediately prior thereto, and, as of the date of the occurrence of the Transaction (the “Transaction Date”), the Company shall have the right to cancel any or all Options which have not been exercised as of the Transaction Date, subject to the payment of the purchase price described below. The purchase price payable by the Company to the Optionee upon cancellation of each unexercised Option will be the fair market value of the Common Stock underlying each such Option determined as of the Transaction Date less the aggregate exercise price of each such Option. The fair market value will be determined in good faith by the Board based on the value being paid to or received by the holders of Common Stock in such Transaction for their shares of Common Stock.

Unless otherwise provided in an Agreement or as determined by the Committee, “Transaction” means (i) the approval by partners or stockholders of the liquidation or dissolution of PFP Investors I LP, PFP Investors II LP, AEA Investors (Cayman) I L.P., AEA Investors (Cayman) II L.P. and PFP Investors III LP, (each, an “Investor” and collectively, the “Investors”) or the Company, (ii) a sale or other disposition of 51% or more of the outstanding interests or voting stock, respectively, of each Investor or the Company, (iii) the merger or consolidation of each Investor or the Company with or into any entity, or (iv) a sale or other disposition of substantially all of the assets of each Investor or the Company; provided, however, that the term “Transaction” shall exclude each transaction which is a “Non-Control Transaction.” Unless otherwise provided in an Agreement, “Non-Control Transaction” means (i) any transaction following which AEA Investors LLC (“AEA”) or any of the Investors and/or its or their affiliates, participants, investors and/or employees own directly or indirectly a majority of the outstanding interests or shares of voting stock of the purchasing or surviving entity, as applicable, (ii) a merger or consolidation following which those persons who owned directly or indirectly a majority of the outstanding interests or shares of voting stock of any of the Investors and/or the Company immediately prior to such merger or consolidation will own directly or indirectly a majority of the outstanding interests or shares of voting stock of the surviving entity, as applicable, (iii) a sale or other disposition of interests or capital stock, respectively, of any of the Investors or the Company following which those persons who owned directly or indirectly a majority of the outstanding interests or shares of voting stock immediately prior to such sale will own directly or indirectly a majority of the outstanding interests or shares of voting stock of the purchasing entity, as applicable, (iv) a sale or other disposition of substantially all of the assets of any of the Investors or the Company to an affiliate of Investors or the Company, (v) an initial public offering of the Company, or (vi) any transaction following which any of the Investors, AEA, any Person controlling or controlled by AEA, or any officers, directors, employees, participants or shareholders of AEA or partners of Investors constitute a majority of the directors of the Board or have a right to elect a majority of the Board.

2.6 Shareholder Agreements.

By accepting an award pursuant to the Plan each Optionee shall thereby agree to execute a shareholder agreement required by the Board, and any Option granted pursuant to the Plan shall not be deemed granted unless and until the Optionee executes such shareholder agreement. Each such award and shares of Common Stock acquired upon exercise of an Option shall be subject to all of the terms and provisions of such shareholder agreement.

ARTICLE 3

MISCELLANEOUS

3.1 Amendment of the Plan; Modification of Awards.

(a) The Board may, without stockholder approval, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such suspension, discontinuance, revision or amendment shall adversely alter or impair any rights or obligations under any award theretofore made under the Plan without the consent of the person to whom such award was made.

(b) With the consent of the Optionee and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Agreements with such Optionee, for example, to (i) accelerate the time or times at which an Option may be exercised or (ii) extend the scheduled expiration date of the Option.

3.2 Nonassignability. Unless otherwise provided in an Agreement or as determined by the Committee, no right granted to any Optionee under the Plan or under any Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee, during the life of the Optionee, all rights granted to the Optionee under the Plan or under any Agreement shall be exercisable only by such Optionee.

3.3 Withholding of Taxes. The Company shall be entitled to withhold an amount sufficient to satisfy any federal, state and other governmental tax requirements related to an Option. Whenever, under the Plan, shares of Common Stock are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental tax withholding requirements related thereto, which may, in the sole discretion of the Committee, include delivery or withholding of shares of Common Stock.

3.4 Adjustments Upon Changes in Capitalization. Except as otherwise provided in an Agreement, if and to the extent specified by the Committee, the exercise price for Options and the number of shares of Common Stock or other property which may be issued pursuant to the exercise of Options reserved for issuance under the Plan or granted under the Plan may be appropriately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend or other extraordinary dividend after the Effective Date, or any increase or decrease in the number of such shares of Common Stock. Adjustments under this Section 3.4 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

3.5 Right of Discharge Reserved. Nothing in this Plan or in any Agreement shall confer upon any employee or other person the right to continue in the employment or service of the Company or any of its subsidiaries and affiliates or affect any right which the Company or any of its subsidiaries and affiliates may have to terminate the employment or service of such employee or other person.

3.6 No Rights as a Stockholder. No Optionee or other person holding an Option shall have any of the rights of a stockholder of the Company with respect to shares subject to an Option until the issuance of a stock certificate to such Optionee for such shares. Except as otherwise provided in Section 3.4, no adjustment shall be made to the number or kind of shares subject to an Option for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date a stock certificate is issued in respect of such shares.

3.7 Nature of Payments.

(a) Any and all payments of shares of Common Stock or cash hereunder shall be granted, transferred or paid in consideration of services performed by the Optionee for the Company or any of its subsidiaries and affiliates.

(b) All such grants, issuances and payments shall constitute a special incentive payment to the Optionee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the Optionee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any of its subsidiaries and affiliates or (ii) any agreement between the Company or any of its subsidiaries and affiliates and the Optionee.

3.8 Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to (i) the persons to receive awards under the Plan, and (ii) the terms and provisions of awards under the Plan.

3.9 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or any of its subsidiaries and affiliates or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.10 Restrictions.

(a) If the Committee shall at any time reasonably determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares, the exercise of other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the reasonable satisfaction of the Committee. Without limiting the generality of the foregoing, if (i) the Committee is entitled under the Plan to make any payment in cash, Common Stock or both, and (ii) the Committee determines that a Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.

(b) The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations, qualifications or similar requirements in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Optionee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall reasonably deem necessary or desirable to comply with the terms of any such listing, registration, qualification or similar requirement or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body.

3.11 Section Headings. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of any Plan provision.

3.12 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of laws principles thereof.

3.13 Effective Date and Term of Plan.

(a) This Plan shall be deemed adopted and become effective upon the Effective Date.

(b) The Plan shall terminate 10 years after the date on which it becomes effective, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to the date on which the Plan terminates shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan.